
                                                                    EXHIBIT 12.1

                                  ABC BANCORP
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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

                                                                                          Six Months Ended
                                                                                              March 31,
                                                                                  ---------------------------------
                                                                                        2001              2000
                                                                                        ----              ----
Historical:
   Income before income taxes from continuing
    operations                                                                    $       6,619    $      7,165
   Fixed charges, excluding interest on deposits                                          1,703           1,627
                                                                                  -------------    -------------

             Earnings, excluding interest on deposits                             $       8,322    $      8,792
                                                                                  -------------    -------------
        Ratio of earnings to fixed charges, excluding
           interest on deposits                                                            4.89            5.40
                                                                                  =============    =============

   Income before income taxes from continuing
    operations                                                                    $       6,619    $      7,165
   Fixed charges, including interest on deposits                                         16,608          13,935
                                                                                  -------------    -------------

             Earnings, including interest on deposits                             $      23,227    $     21,100
                                                                                  -------------    -------------
        Ratio of earnings to fixed charges, including
           interest on deposits                                                            1.40            1.51
                                                                                  =============    =============
   Fixed charges:
   Interest on other borrowings                                                   $       1,664    $      1,568
   Interest factor included in rent expense                                                  39              59
                                                                                  -------------    ------------

        Fixed charges, excluding interest on deposits                                     1,703           1,627
                                                                                  -------------    -------------

   Interest on deposits                                                                  14,905          12,308
                                                                                  -------------    -------------
        Fixed charges, including interest on deposits                             $      16,608    $     13,935
                                                                                  =============    =============


                                                                                  Year Ended December 31,
                                                        ----------------------------------------------------------------------------
                                                             2000            1999          1998            1997          1996
                                                             ----            ----          ----            ----          ----
                                                                                  (Dollars in thousands)
Historical:
   Income before income taxes from continuing
    operations                                          $       14,441   $     13,247  $      9,648   $     10,565   $        9,997
   Fixed charges, excluding interest on deposits                 4,167          2,101         1,149          1,852            1,486
                                                        ---------------  ------------  -------------  -------------  --------------

             Earnings, excluding interest on deposits   $       18,608   $     15,348  $     10,797   $     12,417   $       11,483
                                                        ---------------  ------------  -------------  -------------  --------------

        Ratio of earnings to fixed charges, excluding
           interest on deposits                                   4.47           7.31          9.40           6.70             7.73
                                                        ===============  ============  =============  =============  ==============

   Income before income taxes from continuing
    operations                                          $       14,441   $     13,247  $      9,648   $     10,565   $        9,997
   Fixed charges, including interest on deposits                30,920         24,525        26,560         26,081           22,421
                                                        ---------------  ------------  -------------  -------------  --------------

             Earnings, including interest on deposits   $       45,361   $     37,772  $     36,208   $     36,646   $       32,418
                                                        ---------------  ------------  -------------  -------------  --------------

        Ratio of earnings to fixed charges, including
           interest on deposits                                   1.47           1.54          1.36           1.41             1.45
                                                        ===============  ============  =============  =============  ==============
   Fixed charges:
   Interest on other borrowings                         $        4,052   $      1,976  $      1,033   $      1,721   $        1,389
   Interest factor included in rent expense                        115            125           116            131               97
                                                        ---------------  ------------  -------------  -------------  --------------

        Fixed charges, excluding interest on deposits            4,167          2,101         1,149          1,852            1,486
                                                        ---------------  ------------  -------------  -------------  --------------

   Interest on deposits                                         26,753         22,424        25,411         24,229           20,935
                                                        ---------------  ------------  -------------  -------------  --------------
        Fixed charges, including interest on deposits   $       30,920   $     24,525  $     26,560   $     26,081   $       22,421
                                                        ===============  ============  =============  =============  ==============


                                  ABC BANCORP
          PRO FORMA COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                                                  Six months           Year
                                                                                    Ended             Ended
                                                                                   June 30,          December
                                                                                     2001            31, 2001
                                                                                  ----------        ----------
Pro forma ratio of earnings to fixed charges, excluding
   interest on deposits, assuming the issuance of the
   debentures offered hereby and the reduction of
   outstanding notes payable:

   Earnings, excluding interest on deposits, as above                             $    8,322        $   18,608
                                                                                  ==========        ==========

   Fixed charges, excluding interest on deposits, as above                             1,703             4,167

   Pro forma adjustments:
   Annual interest requirements of debentures offered hereby
      (assumed interest rate of 9 percent)                                             1,125             2,250
   Annual interest requirements reduction attributable to
      use of proceeds from sale of debentures offered hereby
      for payment of notes payable                                                      (111)             (174)
   Annual amortization of debt expenses arising from
      debentures offered hereby                                                           19                38
                                                                                  ----------        ----------

   Pro forma fixed charges                                                        $    2,736        $    6,281
                                                                                  ==========        ==========

        Pro forma ratio of earnings to fixed charges, excluding
           interest on deposits                                                         3.04              2.96
                                                                                  ==========        ==========



                                                                                  Six months          Year
                                                                                    Ended             Ended
                                                                                   June 30,          December
                                                                                     2001            31, 2001
                                                                                  ----------        ----------
Pro forma ratio of earnings to fixed charges, including
   interest on deposits, assuming the issuance of the
   debentures offered hereby and the reduction of
   outstanding notes payable:

   Earnings, including interest on deposits, as above                             $   23,227        $   45,361
                                                                                  ==========        ==========

   Fixed charges, including interest on deposits, as above                            16,608            30,920

   Pro forma adjustments:
   Annual interest requirements of debentures offered hereby
      (assumed interest rate of 9 percent)                                             1,125             2,250
   Annual interest requirements reduction attributable to
      use of proceeds from sale of debentures offered hereby
      for payment of notes payable                                                      (111)             (174)
   Annual amortization of debt expenses arising from
      debentures offered hereby                                                           19                38
                                                                                  ----------        ----------

   Pro forma fixed charges                                                        $   17,641        $   33,034
                                                                                  ==========        ==========

        Pro forma ratio of earnings to fixed charges, including
           interest on deposits                                                         1.32              1.37
                                                                                  ==========        ==========
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